Exhibit 10.4

Gene Joseph

Brown Energy International LLC

99-19 66th rd Rego Park NY 11374

October 30, 2017

Gerald Brock, President and CEO

SkyWolf Wind Turbine Corporation

156 Court Street

Geneseo, New York 14454

Re: LETTER OF INTENT

Dear Gerald Brock!

This is a Letter of Intent that proposes to outline the partnership you and I discussed during our visit on October 12, 2017. I do not consider the terms and conditions stated in this letter as binding and am open to discussion as this business partnership materializes.

This letter of intent is made between the above two parties for the Representation of the SkyWolf Solar Hybrid DAWT (Product) by Brown Energy for projects in the territory that include:

Georgia: 10MW and 100MW

Ukraine: 270MW

Russia: 560MW

Nigeria: 1,700MW

Brown Energy will:

a) solicit and forward requests for quotation and/or orders for SkyWolf Products in the listed regions, in accordance with SkyWolf current sales policies;

b) assist SkyWolf in negotiation for all such quotations/orders developed by Brown Energy in the regions listed; and

c) assist SkyWolf in follow-up, after the sale activities for all such quotations/orders developed by Brown energy in the listed region.

New York - 9919, 66th rd, Suite 5B, Rego Park, NY, 11374, USA. Tel.: +1-718-864 41 44

Miami - 2720 NW 55th Court, Fort Lauderdale, Florida, 33309, USA. Tel.: +1-305-339 1990

Email: Info@brownenergy.net , WEB: http://brown-energy-international-llc.n4.biz/

SkyWolf Wind Turbine Corporation will:

a) provide Brown Energy with quotations in response to all requests for quotation forwarded by Representative to the Principal for job requirements in the above Territory.

b) accept all orders forwarded by Brown Energy that are in agreement with quotations previously issued by SkyWolf in response to requests by Brown Energy, as well as all orders forwarded by Brown Energy that are in agreement with SkyWolf established sales policies.

c) SkyWolf will exercise due diligence in completing all such orders within the requirements stated in SkyWolf quotations and/or established sales policies.

d) SkyWolf will keep Brown Energy advised of all changes in its products, services and established sales policies in a timely manner.

Sincerely, Gene Joseph Brown Energy International LLC 99-19 66th rd Rego Park NY 11374

New York - 9919, 66th rd, Suite 5B, Rego Park, NY, 11374, USA. Tel.: +1-718-864 41 44

Miami - 2720 NW 55th Court, Fort Lauderdale, Florida, 33309, USA. Tel.: +1-305-339 1990

Email: Info@brownenergy.net , WEB: http://brown-energy-international-llc.n4.biz/